Exhibit 10.11

Execution Version

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

29 APRIL 2022

VINGROUP JOINT STOCK COMPANY

as Issuer

and

THE HONGKONG AND SHANGHAI BANKING

CORPORATION LIMITED

as Trustee [***]

U.S.$525,000,000 FIXED RATE EXCHANGEABLE

BONDS DUE 2027

TRUST DEED

18th Floor, One Exchange Square

8 Connaught Place, Central

Hong Kong

Tel: +852.2912.2500

SCHEDULE 6	73
FORM OF NOTICE OF LIQUIDITY EVENT	73
SCHEDULE 7	75
[***]	75
SCHEDULE 8	76
[***]	76
SCHEDULE 9	78
[***]	78

THIS TRUST DEED is made on 29 April 2022

BETWEEN:

(1)

VINGROUP JOINT STOCK COMPANY, a joint stock company incorporated under the Laws of Vietnam with Enterprise Registration Certificate No. 0101245486 dated 3 May 2002 (as amended from time to time) and having its registered office at No. 7, Bang Lang 1 Street, Vinhomes Riverside Ecological Urban Area, Viet Hung Ward, Long Bien District, Hanoi, Vietnam (the “Issuer”);

(2)

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, whose principal place of business is situated at Level 24, HSBC Main Building, 1 Queen’s Road Central, Hong Kong (the “Trustee”, which expression shall, where the context so admits, include all persons for the time being the trustee or trustees of this Trust Deed); and

[***]

WHEREAS:

(A)	The Issuer has, pursuant to Resolutions of its board of Directors, authorised the issue of the Bonds (as defined in Clause 1.1 (Definitions) below) to be constituted by this Trust Deed.

(B)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

(C)	This Trust Deed is being executed prior to the Closing Date solely to enable the Issuer to comply with Vietnamese regulatory requirements in connection with the issuance of the Bonds.

(D)

The parties hereto acknowledge and agree that, pursuant to Clause 1.7 (Effective Date of the Trust Deed), with the exception of Clause 14 (Remuneration and Indemnification of the Trustee) and Clause 26 (Governing Law), all terms and provisions (including, without limitation, the representations, warranties and covenants) of this Trust Deed shall only take effect on the Closing Date. For the avoidance of doubt and notwithstanding the foregoing, Clause 14 (Remuneration and Indemnification of the Trustee) and Clause 26 (Governing Law) shall become effective immediately upon the date of this Trust Deed.

THIS DEED WITNESSES AND IT IS HEREBY AGREED AND DECLARED as follows:

1.	INTERPRETATION

1.1	Definitions

The following expressions have the following meanings:

“Agency Agreement” means the agency agreement dated on or about the date of this Trust Deed, as amended and/or supplemented from time to time, between the Issuer, the Trustee, the Registrar and the other Agents, whereby the Registrar and the other Agents are appointed in relation to the Bonds, together with any agreement for the time being in force amending or modifying the aforesaid agreement.

“Agents” means the Principal Agent, the Registrar, the Exchange Agent, the Transfer Agent and the other paying, exchange and transfer agents appointed under the Agency Agreement, at their specified offices, and their Successors.

“Applicable Law” means any law or regulation including, but not limited to: (a) any statute or regulation; (b) any rule or practice of any Authority by which any party is bound or with which any party is accustomed to comply; (c) any agreement between any Authorities; and (d) any customary agreement between any Authority and any party.

“Appointee”, in relation to the Trustee, has the meaning given in Clause 15(y) (Responsibility for agents etc.) [***].

“Auditors” means the auditors for the time being of the Issuer or, if they are unable or unwilling to carry out any action requested of them under this Trust Deed, such other firm of accountants as may be nominated by the Issuer and notified in writing to the Trustee.

“Authorised Signatory” means any Director or other person duly authorised by the Issuer as specified in the list(s) of authorised signatories provided by the Issuer to the Trustee and the Principal Agent pursuant to clause 16.14 (Authorised Signatories) of the Agency Agreement.

“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.

“Bondholder” or, in respect of a Bond, “holder” means a person in whose name a Bond is registered in the Register (or in the case of a joint holding, the first named thereof).

“Bonds” means the U.S.$525,000,000 Fixed Rate Exchangeable Bonds due 2027 constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number or principal amount of them, and includes any replacement bonds issued pursuant to Condition 14 (Replacement of Certificates), and/or as the context may require any further bonds issued pursuant to Condition 15 (Further Issues).

“Certificate” means (a) in the case of a definitive Certificate, a certificate substantially in the form set out in Schedule 1 (Form of Definitive Certificate) hereto, issued in the name of the holder of one or more Bonds, and (b) in the case of a Global Certificate, a certificate substantially in the form set out in Schedule 2 (Form of Global Certificate) hereto.

“Clearstream” means Clearstream Banking S.A., incorporated under the laws of the Grand Duchy of Luxembourg or any successor securities clearing agency.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Conditions” means the terms and conditions set out in Schedule 4 (Terms and Conditions of the Bonds) hereto as from time to time modified in accordance with this Trust Deed, and as modified, in their application to Bonds in respect of which the Certificate is issued, by the provisions of the Certificate, and any reference to a particularly numbered Condition shall be construed accordingly.

“Deed Poll Equivalent Amount” has the meaning given to the term “Equivalent Amount” in the Deed Poll.

“Deed Poll Exchange Date” has the meaning given to the term “Exchange Date” in the Deed Poll.

“Deed Poll Exchange Right” has the meaning given to the term “Exchange Right” in the Deed Poll.

“Deed Poll Registration Date” has the meaning given to the term “Registration Date” in the Deed Poll.

“Director” means any director of the Issuer.

“Dividend” has the meaning set out in Condition 22 (Definitions).

“Electronic Means” means the following communications methods:

(a)	non-secure methods of transmission or communication such as e-mail and facsimile transmission; and

(b)	secure electronic transmission containing applicable authorisation codes, passwords and/or authentication keys issued by the Trustee [***],

or another method or system specified by the Trustee [***] as available for use in connection with its services hereunder.

“Equivalent Amount” has the meaning set out in Condition 6(b)(iii) (Exchange Procedures and Corporate and Regulatory Approvals).

“Euroclear” means Euroclear Bank SA/NV, or any successor securities clearing agency.

“Event of Default” means any of the events described in Condition 10 (Events of Default).

“Exchange Agent” means The Hongkong and Shanghai Banking Corporation Limited at its specified office at Level 24, HSBC Main Building, 1 Queen’s Road Central, Hong Kong or any Successor Exchange Agent appointed under the Agency Agreement at its specified office.

“Exchange Date” has the meaning set out in Condition 6(b) (Exchange Procedure).

“Exchange Notice” means the written notice required to accompany Certificates deposited for the purposes of exchange of Bonds, the initial form of which is set out in Schedule 1 (Exchange Notice) to the Agency Agreement.

“Exchange Property” has the meaning set out in Condition 6(c)(i) (Exchange Property).

“Exchange Right” has the meaning set out in Condition 6(a)(ii) (Exercise of Exchange Rights).

“Extraordinary Resolution” has the meaning set out in Schedule 3 (Provisions for Meetings of Bondholders) hereto.

“FATCA” means:

(a)	Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986 or any associated regulation, instruction or other official guidance, as amended from time to time;

(b)

any treaty, law, regulation, instruction or other official guidance enacted or amended in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above of this definition;

(c)

any agreement pursuant to the implementation of paragraphs (a) or (b) above of this definition with the U.S. Internal Revenue Service, the Government of the United States or any governmental or taxation authority in any other jurisdiction; or

(d)

any treaty, law, regulation, instruction or other official guidance analogous to paragraphs (a) or (b) of this definition enacted or amended in any other jurisdiction from time to time, and any agreement pursuant to the implementation of any such treaty, law, regulation, instruction or other official guidance with any governmental or taxation authority in any jurisdiction.

“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.

“Financial Statements Certificate” means a certificate of the Issuer delivered as contemplated in Clause 13(h) (Financial Statements Certificate) substantially in the form set out in Schedule 9 (Form of Financial Statements Certificate).

“Fiscal Period” means a period commencing on 1 January and ending on the succeeding 31 December, provided that if the Issuer shall change its financial year so as to end on a date other than 31 December, the foregoing shall be amended as necessary.

“Global Certificate” means the single Global Certificate substantially in the form set out in Schedule 2 (Form of Global Certificate) hereto, evidencing all the Bonds that are registered in the name of the common depositary for Euroclear and Clearstream or its nominee.

“HSBC Group” means HSBC Holdings PLC together with its subsidiary undertakings from time to time.

“Ordinary Resolution” has the meaning set out in Schedule 3 (Provisions for Meetings of Bondholders) hereto.

“outstanding” means, in relation to the Bonds, all the Bonds issued except:

(a)	those which have been redeemed in accordance with this Trust Deed and the Conditions;

(b)

those in respect of which the date for redemption has occurred and the redemption moneys and all accrued interest (if any) to the date for such redemption and any interest payable under Condition 5 (Interest) after such date have been duly paid to or to the order of the Trustee as provided in Clause 2.2 (Covenant to Pay) or have been duly paid to the Principal Agent if permitted by Clause 2 (Amount of the Bonds and Covenant to Pay) and remain available for payment in accordance with the Conditions;

(c)	those which have become void or those in respect of which claims have become prescribed under Condition 11 (Prescription);

(d)	those which have been purchased by the Issuer or any of its Subsidiaries and cancelled as provided in the Conditions;

(e)

those in respect of which the Exchange Right has been duly exercised and discharged (and, for the avoidance of doubt, a Bond in respect of which an Exchange Date has occurred shall be deemed to remain outstanding until the Exchange Right has been satisfied and discharged even if the holder is removed from the Register during the exchange process);

(f)

those mutilated, destroyed or defaced Certificates in respect of the Bonds which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 14 (Replacement of Certificates);

(g)

(for the purpose only of determining how many Bonds are outstanding and without prejudice to their status for any other purpose) those Bonds alleged to have been lost, stolen or destroyed and in respect of which replacement Bonds have been issued pursuant to Condition 14 (Replacement of Certificates); and

(h)	the Global Certificate to the extent that it shall have been exchanged for definitive Certificates pursuant to its provisions;

provided that for the purposes of:

(i)	ascertaining the right to attend and vote at any meeting of the Bondholders, or to participate in any Written Resolution and any direction or request by the holders of the Bonds;

(ii)

determining how many Bonds are outstanding for the purposes of Conditions 10 (Events of Default), 12 (Enforcement) and 13 (Meetings of Bondholders, Modification, Waiver and Substitution) and Schedule 3 (Provisions for Meetings of Bondholders) hereto; and

(iii)	the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders,

those Bonds (if any) which are beneficially held by, or are held on behalf of, the Issuer, VFSG, VFVN, [***] or any of their respective Subsidiaries and not yet cancelled shall be deemed not to remain outstanding.

“Paying Agents” means the Principal Agent and each other paying agent appointed in such capacity under the Agency Agreement in respect of the Bonds, and each a “Paying Agent”.

“Potential Event of Default” means an event or circumstance which could, with the giving of notice, lapse of time, issue of a certificate and/or the fulfilment of any other requirement provided for in Condition 10 (Events of Default), become an Event of Default.

“Principal Agent” means The Hongkong and Shanghai Banking Corporation Limited at its specified office at Level 24, HSBC Main Building, 1 Queen’s Road Central, Hong Kong or any Successor Principal Agent appointed under the Agency Agreement at its specified office.

“record date” means a date fixed by the bylaws of VFVN or otherwise specified for the purpose of determining entitlements to Dividends or other distributions to, or rights of, holders of VFVN Shares.

“Register” has the meaning set out in Condition 2(a) (Form and Denomination).

“Registrar” means The Hongkong and Shanghai Banking Corporation Limited at its specified office at Level 24, HSBC Main Building, 1 Queen’s Road Central, Hong Kong or any Successor Registrar appointed under the Agency Agreement at its specified office.

[***]

“Reserved Matters” has the meaning set out in Schedule 3 (Provisions for Meetings of Bondholders) hereto.

“Responsible Officer” means, in relation to the Trustee [***], any managing director, vice president, assistant vice president, trust associate, relationship manager, any trust officer, or any other officer of the Trustee [***], as the case may be, who customarily performs functions similar to those performed by any persons who, at the time, shall be such officers to whom any corporate trust and agency matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Trust Deed, the Agency Agreement [***], the other Transaction Documents and the Bonds.

[***]

[***]

[***]

[***]

“specified office” means, in relation to an Agent, the office identified with its name at the end of the Conditions or any other office notified to the Trustee pursuant to clause 17.6 (Change of Office) of the Agency Agreement and to the Bondholders pursuant to Clause 13(l) (Change in Agents).

“Subsidiary” has the meaning set out in Condition 22 (Definitions).

“Successor” means, in relation to an Agent, such other or further person as may from time to time be appointed by the Issuer as such Agent with the written approval of the Trustee and notice of whose appointment is given to Bondholders pursuant to Clause 13(l) (Change in Agents).

“Tax” or “Taxes” means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax or otherwise governing tax matters, including any interest, additions to tax or penalties applicable with respect thereto, and “Taxation” shall be construed accordingly.

“this Trust Deed” means this Trust Deed, the Schedules hereto (as from time to time amended and/or supplemented in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so amended and/or supplemented) and expressed to be supplemental to this Trust Deed.

“Transaction Documents” means each Subscription Agreement, the Bonds, the Conditions, this Trust Deed, [***] the Deed Poll, [***] and the Agency Agreement.

“Transfer Agent” means The Hongkong and Shanghai Banking Corporation Limited at its specified office at Level 24, HSBC Main Building, 1 Queen’s Road Central, Hong Kong or any Successor Transfer Agent appointed under the Agency Agreement at its specified office.

“trust corporation” means a trust corporation (as defined under the Trust Companies Act 2005) or a corporation entitled to act as trustee pursuant to applicable foreign legislation relating to trustees.

“Vietnam” means the Socialist Republic of Vietnam.

“Written Resolution” has the meaning given to it in Schedule 3 (Provisions for Meetings of Bondholders) hereto.

1.2	Construction of Certain References

References to:

(a)	costs, charges, remuneration or expenses include any withholding, value added, turnover or similar Tax charged in respect thereof;

(b)	“principal” shall include any applicable premium;

(c)	“Vietnamese dong” and “VND” are to the lawful currency for the time being of Vietnam;

(d)	“U.S. dollars”, “USD” and “U.S.$” are to the lawful currency for the time being of the United States of America;

(e)

an action, remedy or method of judicial proceedings for the enforcement of rights of creditors include, in respect of any jurisdiction other than Singapore, references to such action, remedy or method of judicial proceedings for the enforcement of rights or creditors available or appropriate in such jurisdiction as shall most nearly approximate thereto and any other similar, analogous or corresponding event under the insolvency laws of any applicable jurisdiction;

(f)	guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof;

(g)	taking proceedings against the Issuer shall be deemed to include references to proving in the winding up of the Issuer; and

(h)

an Event of Default, a Potential Event of Default or a Relevant Event which is “continuing” shall mean such circumstance or event has occurred and has not been remedied to the satisfaction of the Trustee or waived in writing by the Trustee.

1.3	Headings

Headings and sub-headings shall be ignored in construing this Trust Deed.

1.4	Schedules

The Schedules hereto are part of this Trust Deed and have effect accordingly.

1.5	Definitions in Conditions

Words and expressions defined in the Conditions shall, unless otherwise defined herein, have the same meaning when used in this Trust Deed.

1.6	Enforceability

If at any time any provision of this Trust Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Trust Deed nor the legality, validity or enforceability of such provision under the law of any other jurisdiction, shall in any way be affected or impaired thereby.

1.7	Effective Date of Trust Deed

The parties hereto acknowledge and agree that Clause 14 (Remuneration and Indemnification of the Trustee) and Clause 26 (Governing Law) shall become effective immediately upon the date of this Trust Deed. All remaining provisions of this Trust Deed (including, without limitation, the representations, warranties and covenants) shall become effective on the Closing Date.

1.8	Legislation

References in this Trust Deed to any statute or the provision of any statute shall be deemed to include a reference to any statute or the provision of any statute which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

2.	AMOUNT OF THE BONDS AND COVENANT TO PAY

2.1	Amount of the Bonds

The aggregate principal amount of the Bonds is limited to an amount not exceeding U.S.$525,000,000, subject to increase in the principal amount of any bonds issued pursuant to Condition 15 (Further Issues).

2.2	Covenant to pay

The Issuer shall, on any date when the Bonds or any of them become due to be redeemed or when any other amounts in respect of the Bonds or any of them become due to be paid in accordance with this Trust Deed or the Conditions, unconditionally pay or cause to be paid to or to the order of the Trustee in U.S. dollars in immediately available funds the principal amount of the Bonds becoming due for redemption or such other amounts due in respect of the Bonds becoming due and payable on such date (together with interest, if any, in accordance with the Conditions) and any other amounts due and payable in accordance with the Conditions and will (subject to the Conditions) until such payment (both before and after judgment) is duly made, unconditionally pay or procure to be paid to or to the order of the Trustee interest in U.S. dollars on the principal amount of the Bonds outstanding as set out in the Conditions provided that:

(a)

every payment of any sum due in respect of the Bonds made to or to the account of the Principal Agent as provided in the Agency Agreement shall, to such extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Bondholders under the Conditions; and

(b)

in the event that (following, if so required, due presentation of a Bond) upon redemption, payment of the whole or any part of the amount due on redemption is improperly withheld or refused, such Bond will continue to bear interest as aforesaid until the day after the Bondholders have been or are deemed to have been notified of receipt by the Trustee or the Paying Agent of all sums due in respect of the Bonds up to that day (except to the extent that there is a failure in the subsequent payment to the relevant holders under the Conditions).

The Trustee will hold the benefit of this covenant on trust for the Bondholders and itself in accordance with this Trust Deed.

2.3	Discharge

Subject to Clause 2.4 (Payment after a Default), any payment to be made in respect of the Bonds by the Issuer or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4 (Payment after a Default)) to such extent be a good discharge to the Issuer or the Trustee, as the case may be.

2.4	Payment after a Default

At any time after a Potential Event of Default or an Event of Default has occurred and is continuing the Trustee may:

(a)	by notice in writing to the Issuer and the Agents, require the Agents, until notified by the Trustee to the contrary, so far as permitted by Applicable Law:

(i)

to act thereafter as agents of the Trustee under this Trust Deed and the Bonds on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and all other expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed and available for that purpose) and thereafter to hold all Certificates and all moneys, documents and records held by them in respect of the Bonds to the order of the Trustee; and/or

(ii)

to deliver all Certificates and all moneys, documents and records held by them in respect of the Bonds to the Trustee or as the Trustee directs in such notice or subsequently, provided that such notice shall be deemed not to apply to any documents or records which the relevant Agent is obliged not to release by any Applicable Law; and

(b)

by notice in writing to the Issuer, require it to make all subsequent payments in respect of the Bonds to or to the order of the Trustee and not to the Principal Agent. With effect from the issue of any such notice to the Issuer and until such time as the notice is withdrawn, the proviso contained in Clause 2.2(a) (Covenant to pay) shall not apply.

3.	FORM OF THE BONDS AND CERTIFICATES; ISSUE OF THE BONDS

3.1	The definitive Certificates

On issue of the Bonds, definitive Certificates, in registered form and in authorised denominations, will be issued in respect of the aggregate principal amount of the Bonds and the Issuer shall procure that the Registrar makes the appropriate entries in the Register to reflect the issue of such Bonds. Such Certificates may be printed or typed and need not be security printed unless otherwise required by applicable stock exchange requirements. Definitive Certificates will be endorsed with the Conditions.

3.2	The Global Certificate

(a)	Bonds shall become evidenced by the Global Certificate in accordance with Condition 3(h) (Transition to Global Certificate) and clause 3.3 (Transition to Global Certificate) of the Agency Agreement.

(b)	The Global Certificate (if issued) will be issued in the name of the common depositary for Euroclear and Clearstream or its nominee.

(c)

The Bonds evidenced by the Global Certificate shall be subject to its terms in all respects and entitled to the same benefits under this Trust Deed as Bonds evidenced by individual definitive Certificates.

3.3	Form

Definitive Certificates and the Global Certificate will be in or substantially in the respective forms set out in Schedule 1 (Form of Definitive Certificate) and Schedule 2 (Form of Global Certificate) hereto.

3.4	Signature

The Global Certificate (if issued) will be signed manually by any one or more Authorised Signatories of the Issuer and will be authenticated manually by or on behalf of the Registrar. Definitive Certificates will be signed manually by any one or more Authorised Signatories of the Issuer. The Issuer may use the signature of any person who at the date such signature is affixed to the relevant definitive Certificate or Global Certificate is an Authorised Signatory of the Issuer even if at the time of issue of such definitive Certificate or Global Certificate he no longer holds such office and the Bonds in respect of which such definitive Certificate or Global Certificate is so executed will be binding and valid obligations of the Issuer.

3.5	Issue

Issue and delivery of the Bonds shall be complete on the issue and delivery of definitive Certificates to the relevant Bondholders by, or by the order of, the Issuer and completion of the register of Bondholders by or on behalf of the Registrar.

3.6	Entitlement to treat holder as owner

The registered holder of any Bond will (save as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust, any interest in it or any writing on (other than an endorsed form of transfer) or the theft or loss of the Certificate issued in respect of it) and no person will be liable for so treating the registered holder, and none of the Issuer, the Trustee, any Agent or any other person shall be affected by any notice to the contrary.

4.	[***]

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5.	FEES, STAMP DUTIES AND TAXES

5.1	Payment of Fees, Stamp Duties and Taxes

The Issuer will pay any stamp, issue, registration, documentary, transfer or other Taxes, fees and duties, including interest and penalties payable in Vietnam or any other jurisdiction in respect of the creation, issue and offering of the Bonds, the execution or delivery of this Trust Deed and the deposit of Certificates for the exchange of Bonds and the delivery of the Exchange Property following such deposit, except for the Taxes and duties required to be paid by Bondholders under Condition 6(b)(ii) (Taxes and Stamp Duty etc.). None of the Trustee, [***] or the Agents shall be (a) liable to pay any such taxes and duties, (b) under any obligation to determine whether the Issuer or any Bondholder is liable to pay any such Taxes, fees and/or duties and (c) shall not be concerned with, obliged or required to enquire into, the sufficiency of any amount paid by the Issuer or any Bondholder for this purpose. The Issuer will also indemnify the Trustee, [***] and the Bondholders from and against all stamp, issue, registration, documentary or other Taxes and duties paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, [***] as the case may be, (where entitled under Condition 12 (Enforcement) to do so), the Bondholders to enforce the obligations of the Issuer [***] under this Trust Deed [***], the Agency Agreement or the Bonds.

5.2	Change of Taxing Jurisdiction

If the Issuer becomes subject generally to the taxing jurisdiction of any territory, or any authority of or in that territory having power to tax or otherwise governing tax matters, other than or in addition to Vietnam or any such authority of or in such territory which imposes Taxes, duties, assessments or governmental charges of whatever nature with respect to this Trust Deed or the Bonds, then the Issuer shall notify the Trustee as soon as practicable and give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 9 (Taxation) with the substitution for, or (as the case may require) the addition to, the references in that Condition to Vietnam of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer has become so subject. In such event, this Trust Deed and the Bonds, including, but not limited to, Condition 8(c) (Redemption for Taxation Reasons), will be read accordingly.

6.	COVENANTS OF THE ISSUER RELATING TO THE DEED POLL EXCHANGE RIGHTS

So long as any Bond remains outstanding, save with the approval of an Extraordinary Resolution of the Bondholders, the Issuer will:

(a)	Exchange

not, and will procure VFSG not to, issue any VFSG Shares or instruments convertible or exchangeable into VFSG Shares, or implement any action that would give rise to an adjustment to the Deed Poll Exchange Rate under the Deed Poll, without first ensuring the share capital of VFSG will allow or will be set to a level which will allow for the completion of that issue, conversion of those instruments or the implementation of that event (as the case may be) and the exchange of the Bonds for VFSG Shares under clause 3 (Exchange) of the Deed Poll;

(b)	Foreign Investors

not, and will procure VFSG not to, issue any VFSG Shares or instruments convertible or exchangeable into VFSG Shares to foreign investors if this would prevent the exchange of the Bonds for VFSG Shares pursuant to clause 3 (Exchange) of the Deed Poll from occurring (assuming, in the case of any instruments exchangeable for VFSG Shares, that these are exchanged before the Bonds to the extent possible in accordance with their terms); and

(c)	Closing of Register

unless so required by Applicable Law or the Constitution of VFSG or in order to establish a dividend or other rights attaching to the VFSG Shares, procure VFSG not to close its register of shareholders of VFSG or take any other action which prevents the transfer of VFSG Shares generally nor take any action which prevents the exchange of the Bonds for VFSG Shares under clause 3 (Exchange) of the Deed Poll, otherwise than in accordance with the Conditions and the Deed Poll.

7.	NOTICES RELATING TO THE DEED POLL

The Issuer will as soon as practicable cause to be published any notices required to be given by VFSG in accordance with the Deed Poll.

8.	NOTICES RELATING TO THE EXCHANGE RIGHTS

If after the date of this Trust Deed there is a voluntary or involuntary dissolution, liquidation or winding up of the Issuer, VFSG or VFVN, the Issuer shall as soon as practicable thereafter give written notice thereof to the Trustee and the Principal Agent.

9.	ADJUSTMENTS TO THE EXCHANGE PROPERTY

9.1	Adjustments to the Exchange Property

The Exchange Property will be subject to adjustments in accordance with Condition 6(c)(ii) (Adjustments to Exchange Property).

9.2	More than One Event in Quick Succession

Where more than one event which gives or may give rise to an adjustment to the Exchange Property occurs within such a short period of time that in the opinion of the Issuer and notified in writing to the Trustee, the Principal Agent and the Exchange Agent, the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the foregoing provisions as may be in the opinion of the Issuer appropriate for that purpose to give such intended result.

9.3	Post Record Date Adjustments

If the Exchange Date in relation to any Bond shall be after the record date for any such issue, distribution, grant, offer or other event as gives rise to an adjustment of the Exchange Property pursuant to Condition 6 (Exchange) (other than the payment of any Dividend or other distribution in respect of the Exchange Property in respect of which the Issuer is required to pay to the exchanging Bondholder an Equivalent Amount), or such record date falls after the Exchange Date upon the relevant adjustment becoming effective, the Issuer shall comply with the provisions of Condition 6(b)(iii) (Exchange Procedures and Corporate and Regulatory Approvals).

9.4	No Duty to Monitor

None of the Trustee [***] or the Agents shall be under any duty to monitor whether any event or circumstance has happened or exists which may require or may lead to an adjustment to be made to the Exchange Property or be under any obligation to make or perform or assist in the making or performance of any calculation or determination (or verify any calculation or determination) in connection with the Exchange Property or any adjustment thereto and none of them will be responsible or liable to the Bondholders, the Issuer, VFVN, VFSG [***] or any other person for any loss arising from any failure by it to do so.

10.	ADJUSTMENTS TO THE DEED POLL EXCHANGE RATE

10.1	Adjustments to the Deed Poll Exchange Rate

The Deed Poll Exchange Rate will be subject to adjustments in accordance with clauses 3.3 (Adjustments to Exchange Rate—Pre-Liquidity Event) and 3.4 (Adjustments to Exchange Rate—Post-Liquidity Event) of the Deed Poll.

10.2	Post Record Date Adjustments

If the Deed Poll Exchange Date in relation to any Bond shall be after the record date for any such issue, distribution, grant, offer or other event as gives rise to an adjustment of the Deed Poll Exchange Rate pursuant to the Deed Poll (other than the payment of any dividend or other distribution in respect of the VFSG Shares in respect of which the Issuer is required to pay or procure the payment to the exchanging Bondholder a Deed Poll Equivalent Amount), or such record date falls after the Deed Poll Exchange Date but before the earlier of the Deed Poll Registration Date and the Deed Poll Exchange Settlement Deadline, as the case may be, upon the relevant adjustment becoming effective, the Issuer shall procure that VFSG complies with the provisions of clause 3.2.3 (Corporate and Regulatory Approvals) of the Deed Poll.

10.3	No Duty to Monitor

None of the Trustee, [***] or the Agents shall be under any duty to monitor whether any event or circumstance has happened or exists which may require or may lead to an adjustment to be made to the Deed Poll Exchange Rate or be under any obligation to make or perform or assist in the making or performance of any calculation or determination (or verify any calculation or determination) in connection with the Deed Poll Exchange Rate or any adjustment thereto and none of them will be responsible or liable to the Bondholders, the Issuer, VFVN, VFSG [***] or any other person for any loss arising from any failure by it to do so.

11.	CONSOLIDATION, AMALGAMATION OR MERGER

The Issuer will not consolidate with, merge or amalgamate into or transfer its assets substantially as an entirety to any corporation or convey or transfer its properties and assets substantially as an entirety to any person (the consummation of any such event, a “Merger”), unless:

(a)

the corporation formed by such Merger or the person that acquired such properties and assets shall expressly assume, by a supplemental trust deed, all obligations of the Issuer under this Trust Deed and the performance of every covenant and agreement applicable to it contained herein;

(b)	immediately after giving effect to any such Merger, no Event of Default shall have occurred or be continuing or would result therefrom; and

(c)

the corporation formed by such Merger, or the person that acquired such properties and assets, shall expressly agree, among other things, to indemnify each holder of a Bond against any Tax, assessment or governmental charge payable by withholding or deduction thereafter imposed on such holder solely as a consequence of such Merger with respect to the payment of principal, interest and other amounts on the Bonds.

12.	APPLICATION OF MONEYS RECEIVED BY THE TRUSTEE

12.1	Order of Application

All moneys received or recovered by the Trustee in respect of the Bonds or amounts payable under this Trust Deed, [***] will, despite any appropriation of all or part of them by the Issuer, be held by the Trustee upon trust to apply them (subject to Clause 12.2 (Accumulation), and without double recovery [***]):

(a)

firstly, in payment or satisfaction of all fees, all costs, charges and expenses properly incurred and all liabilities, indemnity payments and other amounts incurred by or payable or owing to the Trustee [***] and unpaid (including remuneration payable to the Trustee [***] and to any Appointee of the Trustee [***] in performance of their respective functions and duties and/or exercising their rights, powers, authority and discretions under and in connection with this Trust Deed, the Bonds and the other Transaction Documents (which for the avoidance of doubt includes the fees, costs, charges, expenses and liabilities of and all other amounts payable to any such Appointee and to the Agents for so long as they are acting as agents of the Trustee);

(b)	secondly, in payment of any amounts owing in respect of the Bonds (including principal, premium (if any) and interest) pari passu and rateably;

(c)

thirdly, in payment or satisfaction of all fees, all costs, charges and expenses properly incurred and all liabilities, indemnity payments and other amounts incurred by or payable or owing to the Agents (including all remuneration payable to each Agent) in carrying out its duties, discretions or functions and/or exercising its rights, powers and discretions under or in connection with the Agency Agreement or in connection with the Bonds (if any) but unpaid; and

(d)	fourthly, in payment of the balance (if any) to the Issuer for itself.

If the Trustee holds any moneys which represent principal or interest or other sums in respect of Bonds which have become void or in respect of which claims have become prescribed under Condition 11 (Prescription), the Trustee will hold them upon the trusts set out in this Clause 12.1. Any payment to the Issuer shall be made without prejudice to any question as to how such moneys shall be dealt with as between the Issuer and any other person or persons for the time being entitled thereto in priority to the Issuer, and the Trustee shall be under no liability whatsoever for any such payment by the Issuer.

12.2	Accumulation

If the amount of the moneys at any time available for payment in respect of the Bonds under Clause 12.1 (Order of Application) is less than 10 per cent. of the principal amount of the Bonds then outstanding, the Trustee may, at its sole discretion but shall be under no obligation to deposit such moneys into an account (and for the avoidance of doubt, the Trustee shall not be required to obtain best rates or exercise any other form of investment discretion with respect to such deposits or be responsible for any loss occasioned by such deposits, and it is acknowledged that, if the account is interest bearing, such account may result in negative interest rates applying) in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may in its sole discretion think fit and not for purposes of generating income. The Trustee may at its discretion retain such deposits and accumulate the resulting income until the deposits and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent. of the principal amount of the Bonds then outstanding and then such deposits, accumulations and funds (after deduction of, or provision for, any applicable Taxes) will be applied as specified in Clause 12.1 (Order of Application).

12.3	Deposits

Moneys held by the Trustee may be placed on deposit in an account in its name or under its control at such bank or other financial institution and in such currency as the Trustee may, in its absolute discretion, think fit. If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such deposit or assets or convert any moneys so deposited into any other currency, and will not be responsible or liable for any resulting loss, whether by depreciation in value, negative or zero interest rates, change in exchange rates or otherwise and it shall not be liable for obtaining a return thereon which is less than the return which may have been obtained if the relevant deposit was made in another form and/ or with another bank or institution.

The Trustee shall not be obliged to pay any moneys as contemplated by Clause 12.1 (Order of Application) or to pay any other amounts in respect of the Bonds until such time as such moneys or amounts have been actually received by the Trustee in cleared and immediately available funds or are, to the satisfaction of the Trustee, held by another person to the Trustee’s order.

13.	GENERAL COVENANTS

So long as any Bond is outstanding, the Issuer will:

(a)	Comply with Provisions

comply with and perform and observe all the provisions of this Trust Deed and the other Transaction Documents which are expressed to be binding on it, and comply with and perform and observe all the provisions of the Conditions which shall be binding on each of the Issuer and the Bondholders. The provisions contained in Schedule 3 (Provisions for Meetings of Bondholders) hereto shall have effect in the same manner as if herein set out;

The obligations of the Issuer under this Trust Deed, the Bonds and the other Transaction Documents are all continuing, absolute and unconditional and will remain in full force and effect and will not be amended, released, suspended, discharged, terminated, impaired or otherwise affected by any act, omission, circumstance, occurrence, matter or thing whatsoever (including any change in circumstances as contemplated by any applicable law) unless otherwise agreed by the Trustee, the Bondholders or contemplated under this Trust Deed, the Bonds and/or the other Transaction Documents, as the case may be.

(b)	Books of Account

keep, and procure that its Principal Subsidiaries keep, proper books of account and, so far as permitted by Applicable Law, allow, and procure that each of its Principal Subsidiaries will allow, the Trustee and anyone appointed by it access to the books of account of the Issuer and/or the relevant Principal Subsidiary respectively at all reasonable times during normal business hours;

(c)	Notice of Events of Default

notify the Trustee in writing immediately on becoming aware of the occurrence of any Event of Default or Potential Event of Default or breach of any undertaking under Condition 10 (Events of Default) without waiting for the Trustee to take any further action;

(d)	Information

(i) unless prohibited by Applicable Law, give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall properly require and in such form as it shall properly require (including without limitation the procurement by the Issuer of all such certificates called for by the Trustee pursuant to Clause 15(d) (Certificate signed by Authorised Signatories)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under this Trust Deed, the Bonds or any other Transaction Document or by operation of law; and (ii) deliver to the Trustee a copy of each document the Issuer files with the Vietnamese Ministry of Finance or the State Bank of Vietnam in relation to the Bonds;

(e)	Financial Statements etc.

send to the Trustee at the time of their issue and in the case of the consolidated audited annual financial statements of the Issuer in any event within [***] days of the end of each calendar year, copies in English of each set of its consolidated audited annual financial statements of the Issuer and, if the Trustee so requests, within [***] days of any such request any report or other notice, statement or circular issued, to the members or creditors (or any class of them) of the Issuer generally in their capacity as such;

(f)	Information Material to Bondholders

send to the Trustee one copy or translation, in each case in the English language, of all notices, statements and documents which are issued to the holders of its shares or its creditors generally as soon as practicable (but not later than [***] days) after their date of issue and make available to the Agents (without cost to the Agents) as many further copies or translations as they may request in order to satisfy requests from Bondholders for them;

(g)	Other Information

send to the Trustee together with the consolidated audited annual financial statements referred to in Clause 13(e) (Financial Statements etc.) (i) a list in the English language of all documents issued, during or in respect of the relevant annual Fiscal Period, by the Issuer to its shareholders generally, which list shall indicate the principal subject of each of such documents, and (if the Trustee so requires at any time) provide a certified copy or translation, in each case in the English language, of any document described in such list within [***] days after being requested so to do; and (ii) such other information concerning the Issuer as the Trustee may in its discretion request;

(h)	Financial Statements Certificate

send to the Trustee, at the same time as its consolidated audited annual financial statements being provided pursuant to Clause 13(e) (Financial Statements etc.) above, and also within [***] days after any request by the Trustee a Financial Statements Certificate signed by any two Directors, each of whom is an Authorised Signatory, on behalf of the Issuer to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer as at a date (the “Certification Date”) being not more than [***] days before the date of the certificate:

(i)

no Event of Default or Potential Event of Default or other breach of this Trust Deed had occurred since the date of this Trust Deed or the Certification Date of the last such certificate (if any) or, if such an event had occurred, giving details of it; and

(ii)

the Issuer has complied with all its covenants and obligations under this Trust Deed and the other Transaction Documents (or, in the case of any non-compliance, giving details thereof) and that there has been no change in the laws or regulations of Vietnam affecting the exchange of the Bonds;

(i)	Notices to Bondholders

send to the Trustee at least [***] days (or such lesser time as agreed between the Issuer and the Trustee) prior to the date of publication, a copy of the form of each notice to be given to Bondholders pursuant to the Conditions for the Trustee’s approval and once given, one copy of each such notice. The failure of the Trustee to provide its approval shall not preclude the Issuer from giving any notice required by the Conditions, applicable law or regulation. For the avoidance of doubt, the Trustee shall not be concerned with, nor shall it be obliged or required to enquire into, the sufficiency or accuracy of the contents of such notices and shall not be liable to the Issuer, the Bondholders or any other person for the contents of such notices or for any such approval by the Trustee or for compliance with the requirements of any relevant clearing system or stock exchange;

(j)	Further Acts

so far as permitted by applicable law, do all such further things as may be necessary in the opinion of the Trustee to give effect to this Trust Deed, the Bonds and each other Transaction Document;

(k)	Notice of late payment

forthwith upon request by the Trustee give notice to the Bondholders of any unconditional payment to the Principal Agent or the Trustee of any sum due in respect of the Bonds made after the due date for such payment;

(l)	Change in Agents

give at least [***] days’ prior notice to the Bondholders of any future appointment, resignation or removal of the Registrar or of any other Agent or of any change by the Registrar or by any other Agent of its specified office and not make any such appointment or removal without the Trustee’s prior written approval, provided that no Registrar in the United Kingdom may be appointed at any time;

(m)	Notices

give prior notice to the Trustee of, without limitation:

(i)

any proposed early redemption pursuant to Condition 8(c) (Redemption for Taxation Reasons), Condition 8(d) (Redemption at the Option of the Issuer – Bondholder Change of Control) and Condition 8(e) (Redemption at the Option of the Issuer);

(ii)	any Relevant Event pursuant to Condition 8(i) (Redemption for Relevant Event); and

(iii)	any Change of Control pursuant to Condition 8(f) (Redemption at the Option of the Bondholders – Change of Control).

Neither the Trustee nor the Agents shall be responsible for determining or verifying whether a Bond is to be accepted for redemption under Condition 8(c) (Redemption for Taxation Reasons), Condition 8(d) (Redemption at the Option of the Issuer – Bondholder Change of Control), Condition 8(e) (Redemption at the Option of the Issuer), Condition 8(i) (Redemption for Relevant Event) or Condition 8(f) (Redemption at the Option of the Bondholders – Change of Control) and none of them shall be responsible or liable to the Bondholders or any other person for any loss arising from any failure to do so;

(n)	Bonds held by the Issuer etc.

send to the Trustee as soon as practicable (and in any event no later than [***] days) after being so requested by the Trustee a certificate signed by any two of the Directors, each of whom are Authorised Signatories, stating the principal amount of Bonds which are beneficially held by, or are held on behalf of, the Issuer, VFSG, VFVN, [***] or any of their respective Subsidiaries at the date of such certificate and not yet cancelled;

(o)	Notification of Delisting

on or after the occurrence of a Qualifying Liquidity Event, in the event that the VFSG Shares cease to be listed or quoted on NYSE or NASDAQ (or any of their respective successors), notify the holders of the Bonds, the Trustee and the Principal Agent in accordance with the Conditions;

(p)	Register

deliver or procure the delivery to the Trustee of an up-to-date copy of the Register in respect of the Bonds, certified as being a true, accurate and complete copy, at such times as the Trustee may require;

(q)	Compliance

comply with and perform and observe all the provisions of the Bonds and the Conditions which are expressed to be binding on it. The Conditions shall be binding on the Issuer, and the holders of the Bonds;

(r)	Jurisdiction

ensure that it shall not become domiciled or resident in, or subject generally to the taxing authority of, any jurisdiction (other than Vietnam) unless the Issuer would not thereafter be required pursuant to then current laws and regulations to withhold or deduct for or on account of any present or future Taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of such jurisdiction or any political subdivision thereof or therein having power to tax or otherwise governing tax matters in respect of any payment on or in respect of the Bonds; and

(s)	Copies of the Deed Poll

deliver to the Trustee (i) a copy of the executed Deed Poll on the Closing Date, and (ii) if the Deed Poll is amended, a copy of the amended Deed Poll as soon as reasonably practicable after the date of such amendment of the Deed Poll.

14.	REMUNERATION AND INDEMNIFICATION OF THE TRUSTEE

14.1	Normal Remuneration

So long as any Bond remains outstanding, the Issuer shall pay to the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree in writing. Such remuneration will accrue from day to day from the date of this Trust Deed and be payable in priority to payments to Bondholders. However, if any payment to a Bondholder of moneys due in respect of any Bond or delivery of the Exchange Property on exchange of a Bond is improperly withheld or refused by the Issuer, such remuneration will again accrue as from the date of such withholding or refusal until payment or delivery to such Bondholder or the Trustee is duly made.

14.2	Extra Remuneration

At any time after the occurrence of an Event of Default or a Potential Event of Default, or if the Trustee is notified that such an event has occurred, the Issuer shall pay the Trustee additional remuneration calculated at its normal hourly rates in force from time to time. In any other case, if the Trustee finds it expedient in the interests of Bondholders or necessary, or is requested by the Issuer to undertake duties which the Trustee considers to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed and/or any other Transaction Document, the Issuer shall pay such additional remuneration (which may be calculated by reference to the normal hourly rates of the Trustee in force from time to time) as may be agreed between them or, failing agreement as to any of the matters in this sentence, as determined by a person (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such selection and approval and the fee of any such person will be borne by the Issuer. The determination of any such person will, in the absence of manifest error, be conclusive and binding on the Issuer, the Trustee and the Bondholders

14.3	Expenses

The Issuer shall also on demand pay or discharge all costs, charges and expenses properly incurred by the Trustee (together with documentary evidence of such costs, charges and expenses) and liabilities incurred by the Trustee in relation to the preparation and execution of this Trust Deed and the performance of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any stamp, capital, documentary, registration, value added tax or other taxes or duties paid by the Trustee in connection with any legal proceedings properly brought or contemplated by the Trustee against the Issuer to enforce any provision of this Trust Deed, the Agency Agreement or the Bonds. Such costs, charges and expenses will:

(a)

in the case of payments made by the Trustee before it demands payment from the Issuer carry interest from the date of such demand which shall accrue at the rate of two per cent. per annum above the Trustee’s costs of funds on the date which the Trustee made such payments, as notified by the Trustee; and

(b)	in other cases, carry interest at such rate from [***] days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date.

14.4	Indemnity

Subject to Clause 16 (Trustee Liable for Negligence), without prejudice to the right of indemnity given by law to trustees, the Issuer shall indemnify the Trustee, its directors, officers, employees and Appointees (each an “indemnified party”) on demand on an after tax basis against all costs, fees, expenses and disbursements (including without limitation the costs and expenses of legal advisers and other experts) properly incurred (and supported by documentary evidence) and all losses, liabilities, actions, proceedings, claims, demands and damages whatsoever which may be suffered or brought against or may be incurred by such indemnified party (all such costs, fees, expenses, disbursements, losses, liabilities, actions, proceedings, claims, demands and damages whatsoever, collectively “Losses”) as a result of or in connection with (a) their appointment or involvement hereunder and/or under each other Transaction Document or the exercise or non-exercise of any of their powers or duties hereunder or thereunder or under the Bonds or the taking of any acts in accordance with or as contemplated in the terms of this Trust Deed, the Bonds, each other Transaction Document or its usual practice; or (b) any instruction, certificate, communication, direction or other document (however sent or delivered) upon which the Trustee may rely under this Trust Deed, any other Transaction Document and/or the Bonds, as well as the costs and expenses properly incurred and any stamp, issue, registration, documentary, transfer or other taxes, duties, assessments or governmental charges payable by an indemnified party to enforce the Issuer’s obligations under this Trust Deed, any other Transaction Document or the Bonds or in defending itself against or investigating any claim or liability with respect of the foregoing, provided that this indemnity shall not apply in respect of an indemnified party to the extent that a court of competent jurisdiction (or arbitral tribunal in accordance with Clause 27 (Dispute Resolution)) determines that any such Losses incurred or suffered by or brought against such indemnified party arises directly from such indemnified party’s own gross negligence, wilful default or fraud. The Contracts (Rights of Third Parties) Act 2001 of Singapore applies to this Clause 14.4.

Notwithstanding Clause 14.3 (Expenses), all amounts payable pursuant to this Clause 14.4 shall be payable by the Issuer on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand (if not paid within [***] days after such demand) shall carry interest at the rate of one per cent. per annum above the Trustee’s cost of funding from the date such demand is made, and in all other cases shall (if not paid within [***] days after the date of such demand or, if such demand specifies that payment is to be made on an earlier date, on such earlier date) carry interest at such rate from such [***] day or such other date specified in such demand. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor. A certificate from the Trustee as to its cost of funding at any particular time or during any particular period shall be conclusive and binding save in the case of manifest error.

14.5	Taxes

The Issuer hereby further undertakes to the Trustee that all moneys payable by the Issuer or any other indemnified party under this Clause 14 shall be made without set-off or counterclaim and free and clear of and without deduction or withholding for and on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or in any jurisdiction or any political subdivision thereof or by an authority thereof or therein having power to tax, unless any such deduction or withholding is required by Applicable Law, in which event the Issuer will pay such additional amounts as will result in the receipt by the Trustee or, as the case may be, such other indemnified party of the amounts which would otherwise have been received by or payable by the Issuer to the Trustee or, as the case may be, such other indemnified party under this Clause 14 in the absence of any such set-off, counterclaim, deduction or withholding.

14.6	Continuing Effect

Clauses 14.3 (Expenses), 14.4 (Indemnity) and 14.5 (Taxes) will continue in full force and effect notwithstanding the resignation or removal of the Trustee and/or the Bonds are no longer outstanding and/or this Trust Deed has been discharged.

15.	PROVISIONS SUPPLEMENTAL TO THE TRUSTEES ACT

By way of supplement to the Trustees Act 1967 of Singapore it is expressly declared as follows:

(a)	Advice

The Trustee may rely conclusively and act, or not act, as the case may be, on the report, opinion or advice of, or information obtained from, any lawyer, valuer, accountant, broker or other expert (including the Auditors), whether obtained by or addressed to the Issuer, the Trustee, the Principal Agent or otherwise, and notwithstanding any monetary or other limit on liability or limits the scope and/or basis of such report, opinion, advice or information in respect thereof. The Trustee will not be responsible to anyone for any loss occasioned by so acting or not acting. Any such opinion, advice or information may be sent or obtained by letter, fax or electronic mail and the Trustee will not be liable to anyone for acting, or not acting on any opinion, advice or information purporting to be conveyed by such means, notwithstanding any limitation on liability (monetary or otherwise) in relation to such person’s report, opinion, advice or information and even if it contains some error or is not authentic.

(b)	Trustee to Assume Performance

The Trustee need not notify anyone of the execution of this Trust Deed, the Agency Agreement or any other Transaction Document or do anything to find out if an Event of Default or Potential Event of Default has occurred. Until any Responsible Officer has received express notice in writing from the Issuer to the contrary, the Trustee may assume that no such event has occurred and that the Issuer [***] is performing all its obligations under this Trust Deed, the other Transaction Documents and the Bonds and the Trustee shall not be liable to the Issuer, [***] the Bondholders or any other person for doing so. The Trustee shall not be responsible for the performance of any of the above persons or any other person appointed by them under or in relation to the Bonds.

(c)	Resolutions of Bondholders

The Trustee will not be responsible or liable to any person for having acted on any resolution purporting (i) to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed or (ii) to be a Written Resolution, even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or, in the case of a resolution purporting to have been signed by or on behalf of holders of not less than 90 per cent. in principal amount of the Bonds, that not all such Bondholders signed the resolution or that for any reason the resolution was not valid or binding on the Bondholders.

(d)	Certificate signed by Authorised Signatories

If the Trustee, in the exercise of its functions, obligations, rights, powers, authorities and/or discretions under this Trust Deed, the other Transaction Document and the Bonds or any other document to which the Trustee is a party in its capacity as such, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by any Director who is also an Authorised Signatory as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and will not be responsible or liable to any Bondholder or any other person for any loss occasioned by acting or relying on such a certificate.

(e)	Deposit of Documents

The Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof, and the Trustee shall not be responsible for, or required to insure against, any loss incurred in connection with such deposit.

(f)	Discretion

The Trustee will have absolute and uncontrolled discretion as to the exercise of its functions, powers, trusts, authorities and discretions vested in it pursuant to the terms of this Trust Deed, the other Transaction Documents and the Conditions and will not be responsible or liable for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise. Whenever in this Trust Deed, the other Transaction Documents or by law, the Trustee shall have discretion or permissive power, it may decline to exercise the same in the absence of directions, instructions or approval by the Bondholders. Notwithstanding any other provision of this Trust Deed and/or the other Transaction Documents, the Trustee shall not be bound to act at the request, instruction or direction of the Bondholders or otherwise under any provision of this Trust Deed and/or any of the other Transaction Documents or to take at such request, instruction or direction or otherwise any other action under any provision of this Trust Deed and/or any of the other Transaction Documents, unless it shall first be indemnified and/or secured and/or pre-funded to its satisfaction against all liabilities to which it may render itself liable or which it may incur by so doing.

(g)	Agents

Whenever it considers it expedient in the interests of the Bondholders, the Trustee may, in the conduct of its trust business, without the permission of any other person, instead of acting personally, employ and pay any agent selected by it (at the expense of the Issuer), whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

(h)	Delegation

Whenever it considers it expedient in the interests of the Bondholders, the Trustee may, without the permission of any other person, delegate (at the expense of the Issuer) to any person or persons or fluctuating body of persons (whether being a joint trustee of this Trust Deed or not), all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed and/or any of the other Transaction Documents on any terms (including power to sub-delegate) all or any of its functions.

Whenever it considers it expedient in the interests of the Bondholders, the Trustee may delegate to any person selected by it on any terms (including power to sub-delegate) all or any of its functions.

(i)	Custodians and Nominees

In relation to any asset held by it under this Trust Deed and/or any of the other Transaction Documents, the Trustee may, without the permission of any other person, appoint (at the expense of the Issuer) any person selected by it to act as its custodian or nominee on any terms.

(j)	Forged Bonds

The Trustee will not be liable to the Issuer, any Bondholder or any other person by reason of having accepted as valid or not having rejected any Certificate or any entry on the Register purporting to be such and later found to be forged or not authentic, nor shall it be liable for any action taken or omitted to be taken in reliance on any document, certificate or communication believed by it to be genuine and to have been presented or signed by the proper person or persons.

(k)	Confidentiality

Unless ordered to do so by a court of competent jurisdiction or as required by Applicable Law, the Trustee shall not be required to disclose to any Bondholder or any other person any confidential financial or other information made available to the Trustee by the Issuer [***], and no Bondholder or any other person shall be entitled to take any action to obtain from the Trustee any such information.

(l)	Determinations Conclusive

As between itself and the Bondholders the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed and/or any of the other Transaction Documents. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive and shall bind the Trustee and the Bondholders.

(m)	Currency Conversion

Save as provided in the Conditions, where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided in this Trust Deed and/or in any of the other Transaction Documents or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer, VFVN, VFSG, [***] the Bondholders and each other person.

(n)	Payment for and Delivery of Bonds

The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds, any exchange or transfer of Bonds or the delivery of Bonds to the persons entitled to them.

(o)	Exchange Property

The Trustee shall have no duty or responsibility to determine whether facts exist which may require an adjustment of the Exchange Property or to determine the nature or extent of any such adjustment when made or the method used or to be used in making it.

(p)	The VFVN Shares

The Trustee shall have no duty or responsibility at any time in respect of the validity or value (or the kind or amount) of the VFVN Shares [***] or any other property which may at any time be issued or delivered on the exchange of any Bonds or the sale or other disposal of any VFVN Shares [***]. The Trustee shall not be responsible or liable to any person for any failure of the Issuer to make available or deliver any VFVN Shares [***], share certificates or any other securities or property or make any payment on the exercise of any Exchange Right.

(q)	The Deed Poll

The Trustee shall have no duty or responsibility to review copies of the Deed Poll or any amended Deed Poll as provided to it under Clause 13(s) (Copies of the Deed Poll) and may assume without enquiry that the Deed Poll or any amended Deed Poll is complete and has not been amended unless notified in writing by the Issuer. The Trustee shall not be responsible or liable to any person for any failure to review copies of the Deed Poll or amended Deed Poll as provided to it under Clause 13(s) (Copies of the Deed Poll).

(r)	Responsibility

The Trustee assumes no responsibility for the correctness of Recital (A) to this Trust Deed which shall be taken as a statement by the Issuer, nor shall the Trustee by the execution of this Trust Deed and/or any of the other Transaction Documents be deemed to make any representation as to the validity, sufficiency or enforceability of the Bonds.

Other than obligations expressly imposed upon the Trustee under the Transaction Documents, the Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of, or for any matter or thing done or omitted in any way in connection with or in relation to, this Trust Deed, any of the other Transaction Documents or any other document relating hereto or thereto, any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed, any of the other Transaction Documents or any other document relating hereto or thereto.

[***].

(s)	Acceleration and/or Enforcement

The Trustee may at its discretion, but shall not be under any obligation to, declare the Bonds immediately due and payable under Condition 10 (Events of Default) and/or take steps and/or actions and/or proceedings against the Issuer to enforce payment of the Bonds after the Bonds have become due and payable, provided that the Trustee shall not be under any obligation to do any of the foregoing unless it shall have been so requested in writing by the holders of not less than 25 per cent. in aggregate principal amount of the Bonds then outstanding or shall have been so directed by an Extraordinary Resolution of the Bondholders and, in any such case, it shall have been indemnified and/or secured and/or pre-funded to its satisfaction in respect of all losses, costs, claims, liabilities, actions, proceedings, penalties, damages, fees disbursements and expenses to which, in its opinion, it may render itself liable or which it may incur by so doing. No Bondholder will be entitled to proceed directly against the Issuer unless the Trustee, having become bound to do so, fails to do so within a reasonable period and such failure shall be continuing.

The Trustee shall be entitled to enforce the obligations of the Issuer under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Bonds.

(t)	Satisfaction of Trustee in Condition 8(c)

For the purposes of Condition 8(c) (Redemption for Taxation Reasons), the Trustee shall be entitled (but not obliged) to accept that the Issuer will be obliged to pay additional amounts as provided in that Condition by the delivery to it of:

(i)	a certificate in English signed by two Directors, each of whom are Authorised Signatories, as described in Condition 8(c) (Redemption for Taxation Reasons); and

(ii)

an opinion of independent legal or tax advisors of recognised international standing acceptable to the Trustee to the effect that such amendment or change has occurred and that the Issuer has been or will be obliged to pay such Additional Tax Amounts as a result thereof (irrespective of whether such amendment or change is then effective).

(u)	Consolidation, amalgamation etc.

The Trustee shall not be responsible for any consolidation, amalgamation, merger, reconstruction or scheme of the Issuer, VFVN, VFSG, [***] or any sale or transfer of all or substantially all of the assets of the Issuer, VFVN, VFSG, [***] or the form or substance of any plan relating thereto or the consequences thereof to any Bondholder or any other person.

(v)	Bonds and documents

The Trustee shall not be liable to the Issuer, any Bondholder or any other person if without fraud, gross negligence or wilful default on its part it has accepted as valid or has not rejected any Bonds purporting to be such and subsequently found to be forged or not authentic, nor shall it be liable for any action taken or omitted to be taken in reliance on any document, certificate or communication believed by it to be genuine and to have been presented or signed by the proper person or persons, and shall not have any responsibility to verify or confirm that the person giving the same is duly authorised to do so.

(w)	Consent

Any consent to be given by the Trustee for the purposes of this Trust Deed and/or any of the other Transaction Documents or any other document relating hereto or thereto may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in this Trust Deed, such other Transaction Document or any other document relating hereto or thereto may be given retrospectively.

(x)	Bonds held by the Issuer etc.

In the absence of express notice in writing to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 13(n) (Bonds held by the Issuer etc.)) that no Bonds are for the time being held beneficially by or on behalf of the Issuer, VFVN, VFSG, [***] or any of their respective Subsidiaries.

(y)	Responsibility for agents etc.

If the Trustee exercises due care in selecting any custodian, agent, delegate or nominee appointed as contemplated in this Trust Deed (each, an “Appointee”), it will not have any obligation to supervise or monitor the Appointee or to insure against any liability or be responsible or liable for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s act, omission, misconduct, negligence, fraud or default or the act, omission, misconduct, negligence, fraud or default of any substitute appointed by the Appointee.

(z)	Error of Judgment

The Trustee shall not be liable for any error of judgment made by any Responsible Officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

(aa)	Professional Charges

Any Trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also any charges in addition to properly incurred disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person.

(bb)	Illegality/Expenditure by the Trustee

Notwithstanding anything else contained in this Trust Deed, the Bonds, each of the other Transaction Documents and any other document referred to herein or therein, the Trustee may refrain without liability from doing anything in any state or jurisdiction which in its opinion: (i) is or may be illegal or contrary to any Applicable Law of any state or jurisdiction (including, without limitation, section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) or any directive or regulation of any agency of any state or jurisdiction, or (ii) would or might result in it being in breach of any decree, order or judgment of any court or any arbitral award, or any rule, practice, fiscal requirement, request, direction, directive, notice, announcement or similar action (whether or not having the force of law) of any agency of any such state or jurisdiction as aforesaid or any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organisation or other market or clearing system (and the Trustee may without liability do anything which is, in its opinion, necessary to comply with any of the foregoing in (i) and (ii) of this Clause 15(bb)), or (iii) would otherwise render it liable to any person in any such state or jurisdiction as aforesaid, or (iv) it would not have power to do the relevant thing in any such state or jurisdiction by virtue of any Applicable Law in that state or jurisdiction or if it is determined by any court or other competent authority in any such state or jurisdiction as aforesaid that it does not have such power. Notwithstanding any other provision of this Trust Deed, the Bonds, each of the other Transaction Documents and any other document referred to herein or therein, the Trustee shall be entitled without liability to take any action or to refuse to take any action which in the opinion of the Trustee is necessary for it to comply with any Applicable Law or fiscal or other requirement of any government or governmental agency or regulatory authority, or the rules, operating procedures or market practice of any relevant stock exchange or self-regulatory organisation or other market or clearing system, or any decree, order or judgment of any court or any arbitral award.

Nothing contained in this Trust Deed, the Bonds, each of the other Transaction Documents and any other document referred to herein or therein shall require the Trustee to (A) do anything which may cause the Trustee to be considered a sponsor of a covered fund under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated thereunder or (B) expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or functions or the exercise of any right, power, authority or discretion hereunder or pursuant to the Conditions if it believes the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not assured to it.

(cc)	No obligation to monitor

The Trustee shall be under no obligation to monitor or supervise the functions of any other person under the Bonds or any of the Transaction Document or any other agreement or document relating to the transactions herein or therein contemplated or take any steps to ascertain whether any relevant event under Bonds or any other agreement relating to the transactions herein or therein contemplated have occurred and shall be entitled, in the absence of express notice in writing from the Issuer of a breach of obligation, to assume that each such person is properly performing and complying with its obligations and shall have no liability to any person for any loss arising from any breach by any other party or any events as aforementioned. The Trustee shall be under no obligation to monitor any financial performance of the Issuer or any other person and the Trustee shall not be responsible or liable to Bondholders or any other person for any loss arising from any failure to do so.

(dd)	Limited liability

Notwithstanding any provision of this Trust Deed or any of the other Transaction Documents to the contrary, the Trustee shall not be liable for loss of profits, business, goodwill, reputation or opportunity or anticipated savings or any special, indirect, punitive or consequential loss or damage of any kind whatsoever, whether or not foreseeable, even if the Trustee is actually aware of or has been advised of the likelihood of any such loss or damages and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The provisions of this Clause 15(dd) shall survive the termination of expiry of this Trust Deed and/or the Bonds are no longer outstanding and/or the resignation or removal of the Trustee.

(ee)	Certificates from clearing systems

In considering the interests of Bondholders while the Global Certificate is held on behalf of, or registered in the name of any nominee for, a clearing system, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders with entitlements to the Global Certificate and may consider such interests as if such accountholders were the holders of the Bonds represented by the Global Certificate.

The Trustee may call for any certificate or other document to be issued by Clearstream or Euroclear (or any alternative clearing system on behalf of whom the Global Certificate may be held) as to the principal amount of Bonds evidenced by the Global Certificate standing to the account of any person. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream’s Creation Online system) in accordance with its usual procedures and in which the holder of a particular principal amount of the Bonds is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Clearstream or Euroclear (or any such alternative clearing system) and subsequently found to be forged or not authentic or not to be correct.

(ff)	Interests of Bondholders

In connection with the exercise of its functions, rights, powers, trusts, authorities or discretions (including, but not limited to, those in relation to any proposed modification, waiver or authorisation of any breach or proposed breach of any of the Conditions or any of the provisions of this Trust Deed or any of the other Transaction Documents), the Trustee shall have regard to the general interests of the Bondholders as a class and shall not have regard to any interest arising from circumstances particular to individual Bondholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Bondholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or otherwise to the tax consequences thereof and no Bondholder shall be entitled to claim from the Issuer or the Trustee, any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders except to the extent provided for in Condition 9 (Taxation) and/or in any undertakings given in addition thereto or in substitution therefor pursuant to this Trust Deed.

(gg)	Anti-Money Laundering and Terrorism

The Trustee may, at the expense of the Issuer, take and instruct any agent, delegate or attorney to take any action which it in its sole discretion considers appropriate so as to comply with any Applicable Law, request of a public or regulatory authority or any policy of the HSBC Group (as defined below) (including Know Your Client and other compliance policies and procedures) which relates to the prevention of fraud, money laundering, terrorism or other criminal activities or the provision of financial and other services to sanctioned persons or entities. Such action may include but is not limited to the interception and investigation of transactions on the accounts of the Issuer or any Bondholder (particularly those involving the international transfer of funds) including the source of and/or the intended recipient of funds paid into or out of the accounts of the Issuer or any Bondholder. In certain circumstances, such action may delay or prevent the processing of instructions of the Issuer or any Bondholder, the settlement of transactions over the accounts of the Issuer or any Bondholder or the Trustee’s performance of its obligations under this Trust Deed or any of the other Transaction Documents. Neither the Trustee nor any agent, delegate or attorney will be liable for any loss (whether direct or consequential and including, without limitation, loss of profit or interest) caused in whole or in part by any actions which are taken by the Trustee or any agent, delegate or attorney pursuant to this Clause 15(gg), provided that (i) any delay in the payment by the Issuer under this Trust Deed or the Bonds which is caused by the Trustee exercising its rights under this Clause in itself shall not constitute an Event of Default under the Bonds or a breach of any provisions under this Trust Deed or the Bonds and (ii) the Issuer shall not be liable for any further interest (including default interest) on the Bonds resulting from such non-payment by the Trustee. For the purposes of this Clause 15(gg), the “HSBC Group” means HSBC Holdings PLC, its subsidiaries and its associated companies.

(hh)	Disclosure of Information

The Trustee will treat information about the Issuer and the services to be provided under the terms of this Trust Deed and each of the other Transaction Documents (“Confidential Information”) as secret and confidential and will not, without the Issuer’s prior written consent or authority, disclose to any third party the Confidential Information except in the following circumstances (in which case the Confidential Information may be disclosed to third parties, including affiliates of the Trustee, who are required to maintain the confidentiality of such information) (a) by the Trustee, where necessary to perform the Trustee’s obligations under this Trust Deed or any of the other Transaction Documents; or (b) where the disclosing party is under a legal or regulatory obligation to disclose so or where the disclosing party has been requested to do so by any legal, regulatory, governmental or fiscal body in any jurisdiction.

The Trustee may collect, use and disclose personal data about the Issuer (if it is an individual) or individuals associated with the Issuer (whether or not it is an individual), so that the Trustee can carry out its obligations to the Issuer and for other related purposes, including auditing, monitoring and analysis of its business, fraud and crime prevention, money laundering, legal and regulatory compliance, and the marketing by the Trustee or members of the HSBC Group (as defined in Clause 15(gg) (Anti-Money Laundering and Terrorism)) of other services. The Trustee may also transfer the personal data to any country (including countries outside where the Trustee provides the services to be provided under the terms of this Trust Deed or any of the other Transaction Documents where there may be less stringent data protection laws) to process information on the Trustee’s behalf. Wherever it is processed by the Trustee or its agents or delegates within the HSBC Group, the personal data will be protected with security measures and a degree of care to which all members of the HSBC Group and their staff are subject and will only be used in accordance with the Trustee’s instructions.

(ii)	Trustee Right to Deduct or Withhold

Notwithstanding any other provision of this Trust Deed or any of the other Transaction Documents, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under the Bonds for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Trustee shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld, in which case, the Issuer shall so account to the relevant Authority for such amount. In any event, the Trustee shall not be obliged to gross up any such distribution or to pay any additional amounts to the intended recipient of the distribution or payment as a result of making such deduction or withholding and shall not be liable to the Issuer, the Bondholders or any other person for any of the aforesaid. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Clause 15(ii).

(jj)	Undertaking Regarding Information Reporting and Collection Obligations

Without prejudice to the other provisions of this Trust Deed or any of the other Transaction Documents, the Issuer shall, within [***] business days of any written request by the Trustee, provide the Trustee with all forms, documentation and other information reasonably required by the Trustee from time to time to comply with any Applicable Law, and shall notify the Trustee promptly in the event that it becomes aware that any of the forms, documentation or other information provided by it is (or becomes) inaccurate in any material respect; provided, however, that the Issuer shall not be required to provide any forms, documentation or other information pursuant to this Clause 15(jj) to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to the Issuer and cannot be obtained by the Issuer using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of the Issuer constitute a breach of any: (A) Applicable Law; (B) fiduciary duty; or (C) duty of confidentiality.

(kk)	Notice of Possible Deduction or Withholding

The Issuer shall notify the Trustee in the event that it determines that any payment to be made by the Trustee under the Bonds is a payment which could be subject to any deduction or withholding for or on account of any Taxes including, without limitation, under FATCA if such payment were made to a recipient that is generally unable to receive payments free from any deduction or withholding for or on account of any Taxes including, without limitation, under FATCA, and the extent to which the relevant payment is so treated, provided, however, that the Issuer’s obligation under this Clause 15(kk) shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuer, the Bonds, or both

(ll)	Tax Indemnity

Notwithstanding any other provision of this Trust Deed or any of the other Transaction Documents, the Issuer shall indemnify the Trustee on demand against any liability or loss howsoever incurred in connection with the Issuer’s obligation to withhold or deduct an amount for or on account of any Tax.

(mm)	Rating Agencies

The Trustee is entitled to request and rely upon information, reports, confirmations or affirmations provided privately or issued publicly by any rating agency whether or not addressed to the Trustee. The Trustee shall have no responsibility whatsoever to the Issuer, any Bondholder or any other person for the maintenance of any rating of any Bond by any rating agency and it shall not be liable to the Bondholders, the Issuer or any other person for not doing so.

(nn)	No Implied Duties

The Trustee shall be obliged to perform such duties, and only such duties, as are in this Trust Deed, the Conditions, the Agency Agreement [***] and/or any other Transaction Document, as applicable, specifically set forth, and no implied duties or obligations shall be read into this Trust Deed, the Conditions, the Agency Agreement [***] or any other Transaction Document against the Trustee.

(oo)	Sanctions

(i)

The Issuer covenants and represents that neither it nor any of its Subsidiaries, nor to the best of its knowledge, its affiliates, directors or officers are the target or subject of any sanctions enforced by the US Government, (including, without limitation, the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”) or the US Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”).

(ii)

The Issuer covenants and represents that neither it nor any of its Subsidiaries, nor to the best of its knowledge, its affiliates, directors or officers will use any payments, repayments or reimbursements made pursuant to this Trust Deed, (A) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions or (B) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (C) in any other manner that will result in a violation of Sanctions by any person and as if those Sanctions applied to the Issuer.

(pp)	Electronic Means

In no event shall the Trustee be liable for any losses arising from the Trustee receiving or transmitting any data to the Issuer (or any authorised person) or acting upon any notice, instruction or other communications via any Electronic Means. The Trustee has no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorised to give instructions or directions on behalf of the Issuer (or any authorised person). The Issuer and the Trustee agree that the security procedures, if any, to be followed in connection with a transmission of any such notice, instructions or other communications, provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(qq)	Force Majeure

In no event shall the Trustee, its directors, officers, employees and Appointees be liable for any failure or delay in the performance of its obligations or the exercise of its rights, powers and/or discretions under this Trust Deed or any other Transaction Document because of circumstances beyond the control of the Trustee, or resulting from the general risks of investment in or the holding of assets in any jurisdiction, including, without limitation, liabilities arising from acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, labour disputes, pandemics, epidemics, any laws, ordinances, regulations or the like which restrict or prohibit the performance of the obligations contemplated by this Trust Deed or any other Transaction Document, inability to obtain or failure of equipment, or interruption of any communications or computer facilities and other causes beyond the control of the Trustee whether or not of the same class or kind as specifically named above.

(rr) Events of Default etc.

The Trustee may, but is not obliged to, determine in its absolute discretion whether or not an Event of Default, Potential Event of Default or Relevant Event or any other proposed action or any circumstance is in its opinion capable of remedy and/or materially prejudicial to the interests of the Bondholders. Any such determination will be conclusive and binding on the Issuer and the Bondholders, and the Trustee will not be responsible or liable to any Bondholders, the Issuer or any other person for any loss arising from a failure to make such a determination. Without prejudice to the foregoing, the Trustee is not obliged to make a determination as contemplated in this Clause 15(rr) unless first indemnified and/or secured and/or pre-funded to its satisfaction against all actions, proceedings, claims and demands to which it may in its opinion render itself liable and all costs, charges, damages, expenses and liabilities which it may in its opinion incur by so doing.

(ss)	Directions from Bondholders

The Trustee shall not be liable to any Bondholder, the Issuer or any other person for any action taken by the Trustee in accordance with the instructions of the Bondholders. The Trustee shall be entitled to rely on any direction, request or resolution of Bondholders given by holders of the requisite principal amount of Bonds outstanding or passed at a meeting of Bondholders convened and held in accordance with this Trust Deed. Notwithstanding anything to the contrary in the Conditions, this Trust Deed or any other Transaction Document, whenever the Trustee is required or entitled by the terms of the Conditions, this Trust Deed or any other Transaction Document to exercise any right, discretion or power, take any action, make any decision or give any direction or certification, the Trustee is entitled, prior to exercising any such right, discretion or power, taking any such action, making any such decision or giving any such direction or certification, to seek directions from the holders of the Bonds by way of an Extraordinary Resolution and to be indemnified and/or secured and/or pre-funded to its satisfaction against all action, proceedings, claims and demands to which it may be or become liable and all costs, charges, damages, expenses (including legal expenses) and liabilities which may be incurred by it in connection therewith, and the Trustee is not responsible or liable for any loss or liability incurred by any person as a result of any delay in it exercising such right, discretion or power, taking such action, making such decision or giving such direction or certification where the Trustee is seeking such directions or in the event that the instructions sought are not provided by the holders of the Bonds. None of the Trustee or any Agent shall be liable to any Bondholder, the Issuer or any other person for any action taken by the Trustee or such Agent in accordance with the instructions of the Bondholders.

(tt)	Regulatory Position

Notwithstanding anything in this Trust Deed or any other Transaction Document to the contrary, the Trustee shall not do, or be authorised or required to do, anything which might constitute a regulated activity for the purpose of Part 1 of Schedule 5 of the Securities and Futures Ordinance (the “SFO”), unless it is authorised under the SFO to do so.

The Trustee shall have the discretion at any time:

(i)	to delegate any of the functions which fall to be performed by an authorised person under the SFO to any other agent or person which also has the necessary authorisations and licences; and

(ii)	to apply for authorisation under the SFO and perform any or all such functions itself if, in its absolute discretion, it considers it necessary, desirable or appropriate to do so.

(uu)	Waiver of Conflict

The Issuer hereby irrevocably waives, in favour of the Trustee, any conflict of interest which may arise by virtue of the Trustee acting in other capacities under this Trust Deed, the other Transaction Documents and the Bonds, as the case may be, or for other customers of the Trustee. The Issuer acknowledges that the Trustee and its affiliates (together, the “Trustee Parties”) may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Issuer may regard as conflicting with its interests and may possess information (whether or not material to an issuer) other than as a result of the Trustee Parties acting as the Trustee hereunder, that the Trustee may not be entitled to share with the Issuer.

16.	TRUSTEE LIABLE FOR NEGLIGENCE

16.1

The Trustee shall not be liable to the Issuer, the Bondholders or any other person for any action taken or omitted by it except to the extent that a court of competent jurisdiction (or arbitral tribunal in accordance with Clause 27 (Dispute Resolution)) determines that the Trustee’s own fraud, gross negligence or wilful default was the direct and primary cause of any loss to the Bondholders or the Issuer. Any liability of the Trustee arising under this Trust Deed or the other Transaction Documents shall be limited to the amount of actual loss which has been judicially determined to have been suffered (such loss shall be determined as at the date of the fraud, gross negligence or wilful default of the Trustee or, if later, the date on which the loss arises as a result of such fraud, gross negligence or wilful default) but without reference to any special conditions or circumstances known to the Trustee at the time of entering into the Transaction Documents, or at the time of accepting any relevant instructions, which increase the amount of the loss. Section 3A of the Trustees Act 1967 of Singapore shall not apply to the Trustee in relation to the trust constituted under this Trust Deed, provided that if the Trustee fails to show the degree of care and diligence required of it as trustee having regard to the provisions hereof, the Bonds and each other Transaction Document, nothing in this Trust Deed shall relieve or indemnify it from or against any liability which would otherwise attach to it in respect of any fraud, gross negligence or wilful default of which it or its officers or employees may be guilty.

16.2

Where there are an inconsistencies between the Trustees Act 1967 of Singapore and the provisions of this Trust Deed and the other Transaction Documents, the provisions of this Trust Deed and the other Transaction Documents shall, to the extent permitted by law, prevail and, in the case of any such inconsistency with the Trustees Act 1967 of Singapore, the provisions of this Trust Deed and the other Transaction Documents shall constitute a restriction or exclusion for the purposes of that Act.

17.	WAIVER AND PROOF OF DEFAULT

17.1	Waiver

The Trustee may, but shall not be obliged to, agree without the consent of the Bondholders and without prejudice to its rights in respect of any subsequent breach, Event of Default, Potential Event of Default or Relevant Event from time to time and at any time, if in its opinion the interests of the Bondholders will not be adversely affected in any material respect thereby, to waive or authorise, on such terms as seem expedient to it, any breach, continuing breach or proposed breach by the Issuer of any provision of this Trust Deed, the Bonds, the other Transaction Documents or the Conditions or determine that an Event of Default, Potential Event of Default or Relevant Event will not be treated as such provided that the Trustee will not do so in relation to a Reserved Matter or in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 10 (Events of Default). No such direction or request will affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination may be subject to such terms and conditions (if any) as the Trustee may determine and will be binding on the Bondholders and, unless the Trustee agrees otherwise, any such waiver, authorisation or determination will be notified by the Issuer to the Bondholders as soon as practicable in accordance with Condition 16 (Notices).

17.2	Proof of Default

Proof that the Issuer has failed to pay a sum due to the registered holder of any one Bond will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Bonds which are then payable.

18.	TRUSTEE NOT PRECLUDED FROM ENTERING INTO CONTRACTS

The Trustee, its directors and officers and any other person, whether or not acting for itself, may acquire, hold or dispose of any Bonds or other security (or any interest therein) of the Issuer or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary, trustee, custodian or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit made or remuneration or other amount or benefit received thereby or in connection therewith.

19.	MODIFICATION AND SUBSTITUTION

19.1	Modification

The Trustee may, but shall not be obliged to, agree, without the consent of the Bondholders, to:

(a)

any modification of any of the provisions of the Bonds, this Trust Deed, the other Transaction Documents or the Conditions which in its opinion is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of applicable law; and

(b)

any other modification to the Bonds, this Trust Deed, the other Transaction Documents or the Conditions which is in its opinion not materially prejudicial to the interests of the Bondholders, but such power does not extend to any such modification of the Reserved Matters in paragraph 17 (Powers) of Schedule 3 (Provisions for Meetings of Bondholders) hereto. Any such modification as is permitted by this Clause 19.1 shall be binding on the Bondholders. Unless the Trustee agrees otherwise, the Issuer shall, upon a modification pursuant to this Clause 19.1, give notice to the Bondholders in accordance with Condition 16 (Notices).

19.2	Substitution

(a)

The Trustee may without the consent of the Bondholder at any time agree with the Issuer to the substitution in place of the Issuer (or of the previous substitute under this Clause 19.2) as the principal debtor under this Trust Deed of the Issuer or any other Subsidiary of the Issuer (such substituted company being hereinafter called the “New Company”) provided that a trust deed is executed or some other form of undertaking is given by the New Company in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of this Trust Deed with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in this Trust Deed as the principal debtor in place of the Issuer (or of the previous substitute under this Clause 19.2) and provided further that the Issuer unconditionally and irrevocably guarantees all amounts payable under this Trust Deed to the satisfaction of the Trustee.

(b)	The following further conditions shall apply to Clause 19.2(a) above:

(i)	the Issuer and the New Company shall comply with such other requirements as the Trustee may direct in the interests of the Bondholders;

(ii)

where the New Company is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to Vietnam or any political sub-division or any authority therein or thereof having power to tax or otherwise governing tax matters, undertakings or covenants shall be given by the New Company in terms corresponding to the provisions of Condition 9 (Taxation) with the substitution for (or, as the case may be, the addition to) the references to Vietnam of references to that other or additional territory in which the New Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject and (where applicable) Condition 8(c) (Redemption for Taxation Reasons) shall be modified accordingly;

(iii)

without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (iv) of this Clause 19.2(b), the Trustee is satisfied that the relevant transaction does not adversely affect in any material respect the interests of the Bondholders; and

(iv)

if two directors of the New Company (or other officers acceptable to the Trustee) shall certify that the New Company is solvent both at the time at which the relevant transaction is proposed to be effected and immediately thereafter (which certificate the Trustee may rely upon conclusively) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of the Issuer or the previous substitute under this Clause 19.2 as applicable.

(c)

Any such trust deed or undertaking shall, if so expressed, operate to release the Issuer or the previous substitute as aforesaid from all of its obligations as principal debtor under this Trust Deed. Not later than [***] days after the execution of such documents and compliance with such requirements, the New Company shall give notice thereof in a form approved by the Trustee to the Bondholders in the manner provided in Condition 16 (Notices). Upon the execution of such documents and compliance with such requirements, the New Company shall be deemed to be named in this Trust Deed as the principal debtor in place of the Issuer (or in place of the previous substitute under this Clause 19) under this Trust Deed and this Trust Deed shall be deemed to be modified in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in this Trust Deed to the Issuer shall, unless the context otherwise requires, be deemed to be or include references to the New Company.

20.	CURRENCY INDEMNITY

20.1	Currency of Account and Payment

U.S. dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Trust Deed and the Bonds, including damages.

20.2	Extent of discharge

An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or otherwise), by the Trustee or any Bondholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

20.3	Indemnity

If that Contractual Currency amount in Clause 20.1 (Currency of Account and Payment) is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed, the other Transaction Documents or the Bonds, the Issuer will indemnify it on demand, on an after-tax basis, against any loss sustained by it as a result. In any event, the Issuer will indemnify the recipient on demand, on an after-tax basis, against the cost of making any such purchase.

20.4	Indemnity separate

The indemnities in this Clause 20 and in Clause 14.4 (Indemnity) constitute separate and independent obligations from the other obligations in this Trust Deed and the other Transaction Documents, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Bondholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed and/or the Bonds and/or the other Transaction Documents or any other judgment or order or any termination of this Trust Deed and/or the Bonds are no longer outstanding and/or the removal or resignation of the Trustee.

21.	APPOINTMENT, RETIREMENT AND REMOVAL OF THE TRUSTEE

21.1	Appointment

The Issuer has the power of appointing new trustees but no one may be so appointed unless previously approved by an Ordinary Resolution of Bondholders. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Bondholders as soon as practicable.

21.2	Retirement and Removal

Any Trustee may retire at any time on giving at least [***] days’ written notice to the Issuer without giving any reason and without being responsible for any costs, charges and expenses occasioned by such retirement or the appointment of a new trustee and the Bondholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Issuer will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee as soon as practicable and if, the Issuer has failed to procure the appointment of a new trustee within [***] days of the date of such written notice or, as the case may be, by the day falling [***] days after the date of the Extraordinary Resolution, the Trustee shall be entitled (at the expense of the Issuer) to (a) petition any court of competent jurisdiction for its resignation provided that it has notified the Issuer prior to doing so or (b) appoint another trust corporation selected by the Trustee as its successor. If such petition is granted or other trust corporation is appointed, the Trustee shall notify all transaction parties in writing of its resignation.

21.3	Co-Trustees

The Trustee may, despite Clause 21.1 (Appointment), by written notice to the Issuer, appoint anyone to act as an additional Trustee jointly with the Trustee:

(a)	if the Trustee considers such appointment to be in the interests of the Bondholders;

(b)	to conform with any legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or

(c)	to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.

Subject to the provisions of this Trust Deed, the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to the Issuer and that person remove that person. At the Trustee’s request, the Issuer will forthwith do all things as may be required to perfect such appointment or removal and it irrevocably appoints the Trustee to be its attorney in its name and on its behalf to do so. The Trustee shall not be responsible for supervising or monitoring any such additional Trustee and shall not be liable for the acts and/or omissions of any co-Trustee. The obligations and liabilities of the Trustee. The obligations of each additional Trustee shall be several and not joint.

21.4	Competence of a Majority of Trustees

If there are more than two Trustees the majority of them will be competent to perform the Trustee’s functions provided the majority includes a trust corporation.

21.5	Successor

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder (provided it is a trust corporation) without the execution or filing of any papers or any further act on the part of any of the parties hereto.

22.	COMMUNICATIONS

22.1	Any communication shall be by letter sent by registered post or courier, by e-mail or by fax:

in the case of the Issuer, to it at:

Vingroup Joint Stock Company

No. 7, Bang Lang 1 street

Vinhomes Riverside Eco-urban Area

Viet Hung ward

Long Bien district

Hanoi

Vietnam

Fax no.:

Attention:

Email:

in the case of the Trustee, to it at:

The Hongkong and Shanghai Banking Corporation Limited

Level 24, HSBC Main Building

1 Queen’s Road Central

Hong Kong

Fax no.:

Attention:                 [***]

Email:                                             ; (all emails to be included)

22.2

Communications will take effect, in the case of a letter sent by registered post, on the [***] business day after posting; in the case of a letter sent by courier, at the time of delivery; in the case of e-mail, when sent, subject to no delivery failure notification being received by the sender within 24 hours of the time of sending; in the case of fax, at the time of despatch if the correct error free transmission report is received; provided that if such communication would take effect after 5.00 p.m. on a business day or on a non-business day in the place of receipt then it shall be deemed to be received at the opening of business on the next business day in the place of receipt.

22.3	Each of the parties named above may change its address for the purpose of this Clause 22 by giving notice of such change to the other party to this Trust Deed.

22.4

All notices and other communications hereunder shall be made in the English language or shall be accompanied by an English translation thereof, certified as a true and accurate translation by a professionally qualified translator or by some other person competent to do so. The Trustee may rely conclusively on any such translation and shall be entitled to assume that it is a complete and accurate translation of the original, and shall not be responsible or liable to the Issuer, VFVN, VFSG, [***], any Bondholder, the Agents or any other person for so doing.

23.	FURTHER ISSUES

23.1	Supplemental Trust Deed

If the Issuer issues further bonds as provided in Condition 15 (Further Issues), it shall, before their issue, execute and deliver to the Trustee a deed supplemental to this Trust Deed containing such provisions (corresponding to any of the provisions of this Trust Deed) as the Trustee may require and deliver to the Trustee such other documents and opinions as the Trustee may require in order to give effect to such issue of any such further bonds. Whenever it is proposed to create and issue any further bonds to be consolidated with and form a single series with the Bonds, the Issuer shall give to the Trustee not less than [***] days’ prior notice in writing of its intention to do so stating the amount of further bonds proposed to be created and issued, which notice shall be accompanied by a draft of the proposed supplemental trust deed and other relevant documentation.

23.2	Meetings of Bondholders

If the Trustee so directs, Schedule 3 (Provisions for Meetings of Bondholders) hereto shall apply equally to Bondholders and to holders of any further issues pursuant to the Conditions as if references in it to Bonds and Bondholders were also to such bonds and their holders respectively.

24.	COUNTERPARTS

This Agreement may be executed in counterparts which when taken together shall constitute one and the same instrument.

25.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT

A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 2001 of Singapore to enforce any term of this Trust Deed except and to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms.

26.	GOVERNING LAW

This Trust Deed is governed by, and shall be construed in accordance with, the laws of Singapore.

27.	DISPUTE RESOLUTION

27.1	Arbitration

(a)

The arbitration agreement set out in this Clause 27 is governed by the laws of Singapore. Any dispute, controversy or claim arising out of, in connection with or relating to this Trust Deed and the other Transaction Documents [***] including any question regarding its existence, validity, breach or termination, or any dispute regarding non-contractual obligations arising out of, in connection with or relating to this Trust Deed and the other Transaction Documents [***] (a “Dispute”), shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of SIAC for the time being in force (the “Rules”), which rules are deemed incorporated by reference in this Clause 27.

(b)

The Rules are incorporated by reference into this Clause and capitalised terms used in this Clause which are not otherwise defined in this Trust Deed or the other Transaction Documents [***] have the meaning given to them in the Rules.

(c)

The tribunal shall consist of three arbitrators, two of whom shall be nominated by the respective parties in accordance with the Rules for the time being in force and the third, who shall be the Chairman of the tribunal, shall be nominated by the two nominated arbitrators within [***] days of the last of their appointments.

(d)	The seat, or legal place of arbitration, shall be Singapore.

(e)

The language used in the arbitral proceedings shall be English. All documents submitted in connection with the proceedings shall be in the English language, or, if in another language, accompanied by a certified English translation.

On the back:

PRINCIPAL AGENT AND EXCHANGE AGENT

The Hongkong and Shanghai Banking Corporation Limited

Level 24, HSBC Main Building

1 Queen’s Road Central

Hong Kong

REGISTRAR AND TRANSFER AGENT

The Hongkong and Shanghai Banking Corporation Limited

Level 24, HSBC Main Building

1 Queen’s Road Central

Hong Kong

Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers to the following transferee:

Full Name:

Country of Incorporation:

Authorised signatories, specimen signatures and call back:

Street address:

Email(s):

Phone number(s):

U.S.$[ ⚫ ] principal amount of the Bonds in respect of which this Certificate is issued, and all rights in respect thereof to the transferee(s) indicated above.

[***]

All payments in respect of the Bonds hereby transferred are to be made (unless otherwise instructed by the transferee) to the following account:

Name and SWIFT address of corresponding bank:

Name and SWIFT of beneficiary bank:

U.S.$ account number:

For the account of:

Dated:

Certifying Signature

Name:

Notes:

(a)	A representative of the Bondholder should state the capacity in which he signs, e.g. executor.

(b)

The signature of the person effecting a transfer shall conform to (i) the list of duly authorised specimen signatures supplied by the registered holder to the Transfer Agent or the Registrar; or (ii) any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Transfer Agent or the Registrar may require.

(c)	This form of transfer must be accompanied by such documents, evidence or information as the Transfer Agent or Registrar may require.

(d)	Where the transferor is a corporation, this form of transfer shall be executed under its common seal or under the hand or two of its officers duly authorised in writing.

(e)	This form of transfer should be dated as of the date it is deposited with the Transfer Agent or the Registrar.

PRINCIPAL AGENT AND EXCHANGE AGENT

The Hongkong and Shanghai Banking Corporation Limited

Level 24, HSBC Main Building

1 Queen’s Road Central

Hong Kong

REGISTRAR AND TRANSFER AGENT

The Hongkong and Shanghai Banking Corporation Limited

Level 24, HSBC Main Building

1 Queen’s Road Central

Hong Kong

SIGNATORIES

IN WITNESS WHEREOF this Trust Deed has been executed as a deed on the date stated at the beginning.

Issuer

EXECUTED as a DEED by

VINGROUP JOINT STOCK COMPANY

in the presence of:

/s/ [***]
Name: [***]
Title: [***]

[Signature Page to Trust Deed]

Trustee SIGNED, SEALED and DELIVERED as a DEED for and on behalf of THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED by its duly appointed attorney /s/ [***] [***] [***] [***] in the presence of:
/s/ [***] [***] [***]
Name:	[***]
Address:	[***] [***] [***]

[Signature Page to Trust Deed]

[***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***]
[***] [***] [***]
[***]	[***]
[***]	[***]

[Signature Page to Trust Deed]

List of Omitted Schedules:

Schedule 1 – Form of Definitive Certificate

Schedule 2 – Form of Global Certificate

Schedule 3 – Provisions for Meetings of Bondholders

Schedule 4 – Terms and Conditions of the Bonds

Schedule 5 – Form of Financial Covenants Compliance Certificate

Schedule 6 – Form of Notice of Liquidity Event

Schedule 7 – [***]

Schedule 8 – [***]

Schedule 9 – Form of Financial Statements Certificate